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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2002

ESG RE LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-23481 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
16 Church Street Hamilton HM11, Bermuda (Address of Principal Executive Offices)		Not Applicable (Zip Code)

(441) 295-2185
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

        The Company announced in a press release issued August 15, 2002 that it will:

          (a)  restate its financial statements for the year ended December 31, 2001 and the quarter ended March 31, 2002 to reflect a downward adjustment of $4.0 million to its foreign currency translation account and file amendments to its annual report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the quarter ended March 31, 2002; and

          (b)  delay the filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2002, in accordance with SEC Rule 12b-25, in order to properly incorporate the adjustment to the foreign currency translation account into its financial statements.

ITEM 7. EXHIBITS.

        Exhibit 99 Press Release dated August 15, 2002 is attached.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2002
ESG RE LIMITED
	By:	/s/ MARGARET L. WEBSTER Margaret L. Webster Chief Administrative Officer

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  ITEM 5. OTHER EVENTS.
  ITEM 7. EXHIBITS.
SIGNATURES